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Exhibit 12

GTE South Incorporated

STATEMENT OF THE RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)

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
                                                                    Three Months
                                                                       Ended
                                                                      March 31,
                                                                        1997
                                                                      --------
Net earnings available for fixed charges:
  Income from continuing operations                                   $ 72,639
  Add - Income taxes                                                    44,495
       - Fixed charges                                                  15,526
                                                                      --------
Adjusted earnings                                                     $132,660
                                                                      ========
Fixed charges:
  Interest expense                                                    $ 13,407
  Portion of rent expense
     representing interest                                               2,119
                                                                      --------
Adjusted fixed charges                                                $ 15,526
                                                                      ========

RATIO OF EARNINGS TO FIXED CHARGES                                        8.54
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